UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. )

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

WORKSPORT LTD.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 C.F.R. § 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

WORKSPORT LTD.

2500 N America Dr

West Seneca, NY 14224

T: (888) 554-8789

www.worksport.com

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

AND INFORMATION STATEMENT

To the Holders of Common Stock of Worksport Ltd.,

The enclosed Information Statement is being furnished to the holders of record of the shares of the common stock, with a par value of $0.0001 per share (the “Common Stock”), of Worksport Ltd., a Nevada corporation (the “Company”), as of the close of business on the record date, June 7, 2024 (the “Record Date”). We are writing to advise you that a stockholder representing approximately 60% of the voting power of the outstanding capital stock of Worksport Ltd., as of the close of business on the Record Date, approved by written consent, a proposal to authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our Common Stock underlying warrants issued by us pursuant to an inducement letter, dated May 29, 2024, between us and a certain investor named on the signature page thereto, in an amount equal to or more than 20% of our Common Stock outstanding immediately prior to the issuance of such warrants (the “Share Issuance”).

Our board of directors unanimously approved and recommended that our stockholders approve the Share Issuance. Steven Rossi, our Chief Executive Officer, President, and Chairman of our board of directors, holds 100 shares of Series A Preferred Stock, representing 100% of our outstanding Series A Preferred Stock. According to the Certificate of Designation of the Series A Preferred Stock, the Series A Preferred Stock votes together with the Common Stock on all matters, except as prohibited by law, and is entitled to 51% of the voting of the Common Stock, regardless of how many shares of Series A Preferred Stock is outstanding. Mr. Rossi, as the Majority Stockholder, approved the Share Issuance on June 7, 2024, by written consent in lieu of a stockholders’ meeting.

Please note that the number of votes already received from the Majority Stockholder is sufficient to satisfy the stockholder vote requirement for this action under Nevada law and our articles of incorporation, as amended, and consequently no additional votes will be needed to approve the actions.

No action is required by you. The accompanying Information Statement is solely for information purposes only and does not require or request you to do anything. You are encouraged to carefully read the accompanying Information Statement, including exhibits, for further information regarding the Share Issuance. This Information Statement is first being mailed to you on or about June 18, 2024.

This is not a notice of a special meeting of stockholders, and no stockholder meeting will be held to consider any matter described herein. We are not asking you for a consent or proxy, and you are requested not to send us one.

June 17, 2024	By Order of the Board of Directors,

/s/ Steven Rossi
Steven Rossi
Chief Executive Officer and Chairman

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WORKSPORT LTD.

2500 N America Dr

West Seneca, NY 14224

T: (888) 554-8789

www.worksport.com

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY’S SHAREHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

June 17, 2024

GENERAL INFORMATION

This Information Statement is being sent by mail to all record and beneficial owners of the Common Stock, par value $0.0001 per share, of Worksport Ltd., a Nevada corporation, which we refer to herein as “Worksport,” “the Company,” “we,” “our” or “us.” The mailing date of this Information Statement is on or about June 18, 2024. The Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Regulation 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify our stockholders of actions we are taking pursuant to a written consent executed by a stockholder representing a majority of the voting power of our capital stock in lieu of a meeting of stockholders.

On June 7, 2024, the record date for determining the identity of stockholders who are entitled to receive this Information Statement, we had 28,434,972 shares of Common Stock and 100 shares of Series A Preferred Stock issued and outstanding. These securities constitute the outstanding classes of Worksport’s voting securities. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders. The Series A Preferred Stock votes together with the Common Stock on all matters, except as prohibited by law, and is entitled to 51% of the voting of the Common Stock, regardless of how many shares of Series A Preferred Stock are outstanding. Steven Rossi, our Chief Executive Officer, President, and Chairman, holds 100 shares of Series A Preferred Stock, representing 100% of the Series A Preferred Stock outstanding. Mr. Rossi, as the Majority Stockholder, approved the issuance of Share Issuance on June 7, 2024, by written consent in lieu of a stockholders’ meeting.

No vote or other consent of our stockholders is solicited in connection with this Information Statement. We are not asking you for a proxy, and you are requested not to send us one.

Our board of directors has also approved the Share Issuance. No other corporate actions to be taken by written consent were considered. Because the action was approved by our board of directors and the stockholder holding a majority of our outstanding voting securities, no proxies are being solicited with this Information Statement.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise that is in opposition to matters of action being taken. In addition, under the laws of the State of Nevada, the action to be taken by majority written consent in lieu of a special stockholder meeting does not create appraisal or dissenters’ rights.

Our board of directors determined to pursue stockholder action by majority written consent of those shares entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of stockholders and to implement the above action in a timely manner.

Under Section 14(c) of the Exchange Act, actions taken by written consent without a meeting of stockholders cannot become effective until at least 20 days after the mailing date of this definitive Information Statement. We are not seeking written consent from any stockholders other than as set forth above and our other stockholders will not be given an opportunity to vote with respect to the actions taken. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of advising stockholders of the actions taken by written consent and giving stockholders advance notice of the actions taken.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements in addition to historical information. When used in this Information Statement, the words “can,” “will,” “intends,” “expects,” “believes,” similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. All statements that address activities, events, or developments that the Company intends, expects, or believes may occur in the future are forward-looking statements. Any forward-looking statements made by the Company in this Information Statement speak only as of the date hereof. Factors or events that affect the transactions or could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by any applicable securities laws.

OUTSTANDING VOTING SECURITIES AND CONSENTING STOCKHOLDERS

As of the date of the consent by the Majority Stockholder on June 7, 2024, there were 28,434,972 shares of Common Stock and 100 shares of Series A Preferred Stock issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders. The Series A Preferred Stock votes together with the Common Stock on all matters, except as prohibited by law, and is entitled to 51% of the voting of the Common Stock, regardless of how many shares of Series A Preferred Stock are outstanding. Steven Rossi, our Chief Executive Officer, President, and Chairman, holds 100 shares of Series A Preferred Stock, representing 100% of the Series A Preferred Stock outstanding. Mr. Rossi, as the Majority Stockholder, approved the issuance of Share Issuance on June 7, 2024, by written consent in lieu of a stockholders’ meeting.

Because the actions were approved by a stockholder owning the majority of our outstanding voting power, no proxies are being solicited with this Information Statement. No consideration was paid for the consents.

All shares of our Common Stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share entitles the holder thereof to (i) one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (ii) to participate equally and to receive any and all such dividends as may be declared by the board of directors; and (iii) to participate pro rata in any distribution of assets available for distribution upon liquidation after the payment of all debts and other liabilities. Holders of our Common Stock have no preemptive rights to acquire additional shares of Common Stock or any other securities. The Common Stock is not subject to redemption and carries no subscription or conversion rights.

Under Section 78.320 of the Nevada Revised Statutes, the written consent of stockholders holding a majority of the voting power allocated to our voting shares may be substituted for an annual or special meeting of the stockholders, provided that such written consent sets forth the action so taken and is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote upon were present and voted.

EFFECTIVE DATE OF ACTION BY WRITTEN CONSENT

Under Rule 14c-2 under the Exchange Act, the corporate action taken by the Written Consent will not become effective earlier than 20 calendar days after the first mailing or delivery of this Information Statement to the stockholders of the Record Date. This Information Statement provides a comprehensive overview of the action approved by the holder of a majority of our outstanding voting capital stock entitled to vote on the corporate action discussed in this Information Statement.

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DISSENTER’S RIGHTS

Stockholders do not have any dissenter’s rights or appraisal rights in connection with the approval of the Share Issuance.

DESCRIPTION OF THE INDUCEMENT LETTER AND INDUCEMENT WARRANTS

On May 29, 2024, we entered into a Common Stock warrant exercise inducement offer letter (the “Inducement Letter”) with a certain holder (the “Holder”) of existing warrants to purchase shares of the Company’s Common Stock at an exercise price of $1.34 per share, issued on November 2, 2023 (the “Existing Warrants”). Pursuant to the Inducement Letter, the Holder agreed to exercise for cash its Existing Warrants to purchase an aggregate of 7,000,000 shares of our Common Stock at a reduced exercised price of $0.5198 per share in consideration for the Company’s agreement to issue Inducement Warrants (the “Inducement Warrants”) having terms (as described below) exercisable for up to 12,950,000 shares of our Common Stock for $0.5198, subject to adjustment (the “Inducement Warrant Shares”).

The Company received net proceeds of approximately $3.6 million from the exercise of the Existing Warrants by the Holder and the sale of the Inducement Warrants before deducting placement agent fees and other offering expenses payable by the Company. The Company intends to use the net proceeds of these transactions for general corporate and working capital purposes. The closing of the transactions contemplated by the Inducement Letter occurred on May 31, 2024 (the “Closing Date”).

Description of the Inducement Letter

The Inducement Letter contained representations and warranties by the Company and the Holder, which are typical for transactions of this type. In addition, the Inducement Letter contained customary covenants on our part that are typical for transactions of this type, including the following (each as set forth more fully in the Inducement Letter):

1.	We agreed not to issue any shares of Common Stock or Common Stock equivalents or to file any other registration statement with the SEC (in each case, subject to certain exceptions) until 45 days after the Closing Date. The Company also agreed not to effect or agree to effect any variable rate transaction (as defined in the Inducement Letter) until 45 days after the Closing Date (subject to certain exceptions).

2.	We agreed to file a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) covering the resale of the Inducement Warrant Shares issuable upon the exercise of the Inducement Warrants (the “Resale Registration Statement”) as soon as practicable, and to have such Resale Registration Statement declared effective by the SEC within 60 days following the date of the Inducement Letter (or, in the event of a “full review” by the Commission, the 90th calendar day following the date of the Inducement Letter) and to keep the Resale Registration Statement effective at all times until the holders of the Inducement Warrants no longer hold any Inducement Warrant or Inducement Warrant Shares; and

3.	We agreed to obtain stockholder approval of the Share Issuance required by Nasdaq Rule 5635(d) and to file an information statement on Schedule 14C under Section 14 of the Exchange Act disclosing such stockholder approval before the 45th date following the Closing Date.

Description of the Inducement Warrants

●	Duration and Exercise Price

Each Inducement Warrant is exercisable for $0.5198 per share of Common Stock. The Inducement Warrants are exercisable at any time on or after six (6) months from the Closing Date for an exercise period of five and one-half (5½) years following the Closing Date. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rata distributions, reorganizations, a Fundamental Transaction (as defined in the Inducement Warrants) or similar events affecting our Common Stock and the exercise price.

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●	Exercise Limitation

A holder (together with its affiliates) may not exercise any portion of such holder’s Inducement Warrants to the extent that the holder would own more than 4.99% (or 9.99% at the election of the holder prior to issuance) of the Company’s outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Inducement Warrants up to 9.99% of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Inducement Warrants.

●	Cashless Exercise

If, at the time a holder exercises its Inducement Warrants, a registration statement registering the resale of the Inducement Warrant Shares by the holder under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Inducement Warrants.

●	Rights as a Stockholder

Except as otherwise provided in the Inducement Warrants or by virtue of the holder’s ownership of shares of the Company’s Common Stock, such holder of Inducement Warrants does not have the rights or privileges of a holder of the Company’s Common Stock, including any voting rights, until such holder exercises such holder’s Inducement Warrants. The Inducement Warrants provide the holders of the Inducement Warrants with the right to participate in distributions or dividends paid on the Company’s shares of Common Stock.

●	Fundamental Transactions

If at any time the Inducement Warrants are outstanding, the Company, either directly or indirectly, in one or more related transactions effects a Fundamental Transaction (as defined in the Inducement Warrants), a holder of Inducement Warrants will be entitled to receive, upon exercise of the Inducement Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Inducement Warrants immediately prior to the Fundamental Transaction. As an alternative, and at the Holder’s option in the event of a Fundamental Transaction, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), the Company shall purchase the unexercised portion of the Inducement Warrant from the holder by paying the holder an amount of cash equal to the Black Scholes Value (as defined in the Inducement Warrant) of the remaining unexercised portion of the Inducement Warrant on the date of the consummation of such Fundamental Transaction.

Effect of the Issuance of the Warrant Shares

The potential issuance of the Inducement Warrant Shares would increase the number of shares of Common Stock outstanding, and our stockholders would incur dilution of their percentage ownership to the extent that the holders thereof exercise their Inducement Warrants.

Reasons for Stockholder Approval of the Share Issuance

Nasdaq Listing Rule 5635(d) requires us to obtain stockholder approval, prior to the issuance of securities, of a transaction other than a public offering involving the sale, issuance, or potential issuance by us of shares of our Common Stock (or securities convertible into or exercisable for our Common Stock) in an amount equal to 20% or more of the Company’s outstanding Common Stock or voting power outstanding before the issuance will be sold at a price less than the Minimum Price. In the case of the Private Placement, the 20% threshold is determined based on the number of shares of our Common Stock outstanding immediately preceding the issuance of the Inducement Warrants.

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Immediately prior to the execution of the Inducement Letter, we had 25,594,972 shares of Common Stock issued and outstanding, and after giving effect to the exercise of the Existing Warrants for 7,000,000 shares, we had 35,434,972 shares of Common Stock issued and outstanding. Therefore, the potential issuance of 12,950,000 Inducement Warrant Shares will constitute greater than 20% of the shares of Common Stock outstanding immediately prior to the execution of the Inducement Letter. In addition, as discussed above, the issuance of the Inducement Warrant Shares would exceed the number of authorized shares under the Company’s articles of incorporation.

We obtained stockholder approval under Nasdaq Listing Rule 5635(d) for the sale, issuance, or potential issuance by us of shares of our Common Stock (or securities exercisable for our Common Stock) in excess of 20% of the shares of Common Stock outstanding immediately prior to the execution of the Inducement Letter and under the articles of incorporation for the increase of the number of authorized shares of our Common Stock.

We cannot predict whether or when the Holder will exercise their Inducement Warrants. For these reasons, we are unable to accurately forecast or predict with any certainty the total number of Inducement Warrant Shares that may ultimately be issued. Under certain circumstances, however, it is possible that we will issue more than 20% of our outstanding shares of Common Stock to the holders. Therefore, we sought stockholder approval to issue more than 20% of our outstanding shares of Common Stock, if necessary, to the holders.

Any transaction requiring approval by our stockholders under Nasdaq Listing Rule 5635(d) would likely result in a significant increase in the number of shares of our Common Stock outstanding, and, as a result, our current stockholders will own a smaller percentage of our outstanding shares of Common Stock.

Further Information

The terms of the Inducement Letter and the Inducement Warrants are briefly summarized above. For further information, please refer to the forms of the Inducement Letter and the Inducement Warrants, which were filed with the SEC as exhibits to our Current Report on Form 8-K, filed with the SEC on May 30, 2024, and are incorporated herein by reference. The discussion herein is qualified in its entirety by reference to the filed documents. We will furnish you without charge a copy of any or all of the documents incorporated by reference, including exhibits to these documents, upon written or oral request. Direct your written request to Corporate Secretary, Worksport Ltd., 2500 N America Dr., West Seneca, NY 14224, or call us at (888) 554-8789.

No Appraisal Rights

Under the Nevada Revised Statutes, stockholders are not entitled to appraisal rights regarding the authorization of the Share Issuance.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of our directors, executive officers, or any associate of a director or executive officer has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter described in this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information, as of June 7, 2024 (the “Determination Date”), concerning the beneficial ownership of our Common Stock by:

●	each of our current executive officers and directors;
●	all current executive officers and director as a group; and
●	each person we know to be the beneficial owner of more than 5% of our Common Stock.

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As of the Determination Date, there were 28,434,972 shares of our Common Stock outstanding. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power of that security, including options and warrants that are currently exercisable or exercisable within 60 days of the Determination Date. Shares of our Common Stock issuable pursuant to stock options or warrants are deemed outstanding for purposes of computing the percentage of the person holding such options and the percentage of any group of which the person is a member but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Section 13(d) and 13(g) of the Exchange Act.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned (2)
Directors and Executive Officers:
Steven Rossi CEO, President, and Chairman	2,617,539	(3)	9.17%

Michael Johnston Chief Financial Officer	—		—

Lorenzo Rossi Director	—		—

William Caragol Director	93,750	(4)	*	%

Craig Loverock Director	93,750	(5)	*	%

Ned L. Siegel Director	93,750	(6)	*	%

All officers and directors as a group (6 persons)	2,898,789		10.07%

5%+ Shareholders:
None

*Less than 1%.

(1)	Unless otherwise indicated, the address for each person is c/o Worksport Ltd., 2500 N America Drive, West Seneca, NY 14224.
(2)	Based on 28,434,972 shares of Common Stock outstanding as of the Determination Date.
(3)	Includes 100,000 shares of Common Stock issuable upon the exercise of vested options for $5.50 per share granted on January 1, 2023; (ii) 25,000 shares of Common Stock upon the exercise of vested options for $3.61 granted on July 21, 2023. Mr. Rossi also owns 100 shares of Series A Preferred Stock, which entitles him to 51% of the voting power of the Company’s outstanding voting capital stock.
(4)	Includes (i) 15,000 shares of restricted shares of Common Stock granted on September 6, 2021, and that vested on September 6, 2021, (ii) 15,000 shares of Common Stock issuable upon the exercise of vested options for $5.50 per share granted on August 6, 2021; (iii) 20,000 shares of Common Stock issuable upon the exercise of vested options for $2.51 per share granted on December 29, 2023; (iv) 40,000 shares of Common Stock issuable upon the exercise of vested options for $1.66 per share granted on July 21, 2023.
(5)	Includes (i) 15,000 shares of restricted shares of Common Stock granted on September 6, 2021, and that vested on September 6, 2021, (ii) 15,000 shares of Common Stock issuable upon the exercise of vested options for $5.50 per share granted on August 6, 2021; (iii) 20,000 shares of Common Stock issuable upon the exercise of vested options for $2.51 per share granted on December 29, 2023; (iv) 40,000 shares of Common Stock issuable upon the exercise of vested options for $1.66 per share granted on July 21, 2023.
(6)	Includes (i) 15,000 shares of restricted shares of Common Stock granted on September 6, 2021, and that vested on September 6, 2021, (ii) 15,000 shares of Common Stock issuable upon the exercise of vested options for $5.50 per share granted on August 6, 2021; (iii) 20,000 shares of Common Stock issuable upon the exercise of vested options for $2.51 per share granted on December 29, 2023; (iv) 40,000 shares of Common Stock issuable upon the exercise of vested options for $1.66 per share granted on July 21, 2023.

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NO ACTION NEEDED FROM STOCKHOLDERS

As a stockholder, you do not need to take any action in response to this document. However, the law requires us to send you this information at least 20 days before any corporate action can be taken.

WHERE YOU CAN FIND MORE INFORMATION

We file reports with the SEC. These reports include annual and quarterly reports and other information the Company is required to file pursuant to the Exchange Act. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing to Worksport Ltd., 2500 N America Dr, West Seneca, NY 14224, Attn: Secretary, or by telephoning the Company at (888) 554-8789.

HOUSEHOLDING OF STOCKHOLDER MATERIALS

Some banks, brokerage firms, or other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of this Information Statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the Information Statement to you if you contact us at Worksport Ltd., 2500 N America Drive, West Seneca, NY 14224, Attn: Corporate Secretary. You may also contact us at (888) 554-8789.

If you want to receive separate copies of the Notice of Information Statement, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, brokerage firm, or other nominee record holder, or you may contact us at the above address or phone number.

MISCELLANEOUS MATTERS

The Company will bear the entire cost of furnishing this Information Statement. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them. We will reimburse such persons for their reasonable charges and expenses in connection therewith. The board of directors has fixed the close of business on June 7, 2024, as the record date for the determination of stockholders who are entitled to receive this Information Statement.

This Information Statement is being mailed on or about June 18, 2024, to all stockholders of record as of the Record Date.

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CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement that describes the purpose and effect of the above actions. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders with the information required by the rules and regulations of the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

June 17, 2024	By Order of the Board of Directors,

/s/ Steven Rossi
Chief Executive Officer and Chairman of the Board of Directors

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